                                                                      EXHIBIT 21


                            ACME METALS INCORPORATED
                               SUBSIDIARY LISTING
                              AS OF MARCH 2, 1998




SUBSIDIARY NAME, D/B/A,                                STATE OR COUNTRY OF
AND ITS SUBSIDIARIES                                      INCORPORATION                 TYPE OF BUSINESS
--------------------------                            --------------------              -----------------------
ACME STEEL COMPANY                                         Delaware                     Integrated steel producer

   Alabama Metallurgical                                   Washington                   Inactive
   Corporation



ACME PACKAGING CORPORATION                                 Delaware                     Manufacture and sale of steel
(d/b/a Acme Steel Packaging Corporation,                                                strapping and related tools
State of California)

(d/b/a RAPZ Strapping Products, State
of Illinois and town of New Britain,
Connecticut)

   Acme Steel Company                                       Barbados                    Foreign trading company
   International, Inc.


   ALPHA TUBE CORPORATION                                   Delaware                    Manufacture and sale of welded
   (d/b/a Walbridge Steel, States of                                                    carbon steel tubing
   Michigan and Ohio)


   Alta Slitting Corporation                                 Delaware                   Slitting and processing
   of steel products


   (1)UNIVERSAL TOOL & STAMPING                              Indiana                    Manufacture and sale of auto
      COMPANY, INC.                                                                     and truck jacks




(1)Universal Tool & Stamping Company, Inc. was sold pursuant to a Stock Purchase Agreement on March 9, 1998.